SHARE PURCHASE AGREEMENT

NEWMARK INVESTMENT LIMITED

AND

CARBON STRATEGIC PTE LTD

AND

OAK RIDGE MICRO-ENERGY, INC.

Contents

Clause

Number

Heading

Page

1

Purchase Price

   4

2

Representation, Warranties and Covenants of the Seller and

Carbon Stategic

   5

3

Representations and Warranties of the Company

 11

4

Covenants of the Company

 16

5

Covenants of the Seller and Carbon Strategic

 19

6

Conditions to the Company’s Obligations at Closing

             22

7

Conditions to the Seller’s Obligations at Closing

 24

8

Reliance on Representations and Warranties

 25

9

Termination and Liquidation damages

 25

10

General Provisions

 26

Schedule A

 34

Carbon Strategic Pte Ltd – Forestry Assets

 35

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      2

This Share Purchase Agreement (sometimes called the “SPA”) is made and entered into as of this 2nd day of October, 2012, by and between:

PARTIES

NEWMARK INVESTMENT LIMITED, a company registered and organized under the laws of Hong Kong, with its registered office located at 801 Pacific House, 20 Queens Road, Central, Hong Kong (the “SELLER”)

Fax: 852-28771319

Telephone: 852-28772290

Represented by: Mr. Hong Jia He, Chief Executive Officer

Country: Hong Kong

CARBON STRATEGIC PTE LTD, a company registered and organized under the laws of Singapore, with its registered office located  at 20 Cecil Street, #14-01 Equity Plaza, Singapore, 049705 (“CARBON STRATEGIC”)

Email : jflood@carbon-strategic.com

Telephone : +61419601459

Country : Australia

OAK RIDGE MICRO-ENERGY, INC. incorporated under the laws of the State of Colorado, United States of America, a publicly-held company trading under the symbol OKME.OB and having its registered address at 3046 East Brighton Place, Salt Lake City, Utah, United States of America 84121 (the “COMPANY”)

Email: globalacq@aol.com Mobile: 801-201-7635 Represented by: Mr Mark Meriwether, Director/President Country: United States of America

(each a “Party” and together the “Parties”)

PRELIMINARY STATEMENTS

The Company desires to purchase from the Seller and the Seller desires to sell to the Company 100% (One Hundred Percent) of the shareholding of Carbon Strategic Pte Ltd (“Carbon Strategic”), Company Registration Number: 200819627C, having an address of 20 Cecil Street #14-01 Equity Plaza, Singapore 049705, a company registered under the laws of Singapore.  Carbon Strategic principally owns forestry projects related to generating carbon credits, described and known as the Forestry Assets in Schedule A (the “Forestry Assets”  or the “Carbon Credits”), which is attached hereto and incorporated herein by reference.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      3

The Forestry Assets belonging to Carbon Strategic are included in the sale of the shares of Carbon Strategic as purchased from the Seller by the Company, upon the terms and conditions hereinafter set forth, along with all other assets and liabilities of Carbon Strategic of every type or nature whatsoever, without qualification, provided, however, in the name of Carbon Strategic, which shall become a wholly-owned subsidiary of the Company on the closing (the “Closing”) of the SPA.

NOW, THEREFORE, the Parties agree as follows:

Agreement to Purchase and Sell the Shares of Carbon Strategic

The Seller agrees to and shall sell, transfer, convey and deliver to the Company, and the Company agrees to purchase, 100% (One Hundred Percent) of the ordinary shares of Carbon Strategic and the certificates or share rights representing 100% (One Hundred Percent) of the ordinary shares of Carbon Strategic, which comprise all of the issued and outstanding shares of any class of any stock of Carbon Strategic that are authorized to be issued by it (the “Carbon Strategic Stock”), therein acquiring all of Carbon Strategic’s right, title, and interest to the acquired Carbon Strategic Stock and the Forestry Assets as set forth in Schedule A.

OPERATIVE PROVISIONS

1

Purchase Price

1.1

At the Closing, the Company will purchase 100% (One Hundred Percent) of the Carbon Strategic Stock for a total purchase price (the “Purchase Price”) of 94,130,440 (Ninety Four Million One Hundred and Thirty Thousand Four Hundred and Forty) shares of US$0.001 par value common stock of the Company (the “Company Common Stock”).

1.2

The consideration of the Company Common Stock registered in the Seller’s name or its Nominated Entity, as the Purchase Price, shall be delivered to the Seller at the Closing, in exchange for the delivery by the Seller of the Carbon Strategic Stock and any documents required or necessary, as applicable, to ensure that Carbon Strategic has good and marketable title to all of the Forestry Assets described in Schedule A.

1.3

The Parties have agreed that delivery of the Company Common Stock registered in the Seller’s name or its Nominated Entity as described above at the Closing shall fully discharge the Company’s obligations in respect of the delivery of the agreed Purchase Price for the Carbon Strategic Stock.

1.4

Mark Meriwether (“Meriwether”), the Company’s sole director and President, in such capacities on the Company’s behalf only, shall cause all outstanding liabilities of the Company to be paid at the Closing, excluding up to US$50,000 of such liabilities, which such remaining US$50,000 in liabilities shall be paid by the Seller on the Closing.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      4

1.5

On the execution and delivery of this Share Purchase Agreement, the Seller shall cause US$700,000 to be deposited by wire transfer into the Trust Account of Leonard W. Burningham, Esq., legal counsel for the Company, from which: (i) the remaining US$50,000 in liabilities of the Company that are the responsibility of the Seller under Clause 1.4  shall be paid; (ii) all liabilities of the Company that are the responsibility of Meriwether under Clause 1.4 shall be paid; (iii) US$10,000 to John Bates (“Bates”) for his conveyance to the Company of his 10% interest in Oak Ridge Micro-Energy, Inc., a Nevada corporation (“Oak Ridge Nevada”), which is a 90% owned subsidiary of the Company; and (iv) the balance remaining from such US$700,000 shall be paid to Meriwether, and Meriwether agrees that any such cash balance shall satisfy all cash obligations only of the Seller and the Company to Meriwether under Clause 10.10 hereunder.

1.6

Except as set forth in Clause 9.5, if the Closing does not occur prior to November 9, 2012, through no fault of the Seller, the US$700,000 deposit shall be promptly wired to the Seller, unless otherwise agreed subsequently by the Parties in writing.

2

Representations, Warranties and Covenants of the Seller

Except as set forth in the Seller’s disclosure schedule to be delivered to the Company on the Closing (the “Seller’s [and Carbon Strategic’s, as applicable] Disclosure Schedules”), the Seller, and Carbon Strategic, hereby represent, warrant and covenant to the Company that the statements in the following paragraphs of this Clause 2.A with respect to the Seller and Carbon Strategic are, to the actual knowledge of its Directors or Officers, all true and accurate as of the date hereof and will be true and accurate as of the Closing:

Authority, Due Authorization and Ownership

2.A.1

The Seller has full power and authority to enter into this Share Purchase Agreement.

2.A.2

The Seller is the beneficial owner of 100% (One Hundred Percent) of  the shareholdings of any and all authorized classes of stock in Carbon Strategic, herein referred to as the Carbon Strategic Stock, and the Forestry Assets, free and clear of any liens or encumbrances of any type or nature whatsoever, and that all of such Forestry Assets are the subject of valid, current and existing contracts or other evidences of ownership, none of which are subject to any default or other adverse claim or restriction or otherwise.

2.A.3

Subject to approval of the Seller’s shareholders, which has been already been obtained and evidence of which shall be delivered by the Seller to the Company at the Closing, the Seller has full corporate power and authority to sell, transfer, assign and deliver the Carbon Strategic Stock to the Company as provided for in this Share Purchase Agreement, including the Forestry Assets owned by Carbon

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      5

Strategic and that will continue to be owned by Carbon Strategic following the Closing, and such delivery will convey to the Company good and marketable title to 100% (One Hundred Percent) of the issued and outstanding shares of any and all authorized classes of stock in Carbon Strategic, including by way of such ownership, the Forestry Assets, free and clear of any liens or encumbrances of any type or nature whatsoever.

2.A.4

This Share Purchase Agreement has been duly and validly executed and delivered by the Seller, and upon the execution and delivery by the Company of this Share Purchase Agreement and the delivery by the Company of the Company Common Stock, will constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

Binding Agreement

2.A.5

This Share Purchase Agreement, when signed by the Seller’s Directors or Officers and approved by its shareholders, will have been duly and validly executed and delivered by the Seller, and upon the execution and delivery by the Company of this Share Purchase Agreement and the delivery by the Company of the Company Common Stock, will constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting enforcement of creditors’ rights or by general principles of equity, whether considered in a proceeding at law or in equity.

No Conflicts

2.A.6

The execution and delivery by the Seller of this Share Purchase Agreement does not, and the performance by the Seller of its obligations under this Share Purchase Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which the Seller is a party.

Valid Issuance

2.A.7

The Carbon Strategic Stock being purchased by the Company pursuant to this Share Purchase Agreement shall at the Closing, be duly and validly issued, fully paid, and non-assessable and shall constitute 100% (One Hundred Percent) of the issued share capital of all classes of authorized stock of Carbon Strategic.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      6

Good Titles

2.A.8

Carbon Strategic has good and marketable title, free and clear of any liens or encumbrances of any type or nature whatsoever to all of its assets and properties, including those Forestry Assets reflected on Schedule A hereto.

Unregistered Shares

2.A.9

The Seller understands that the issue and delivery of the 94,130,440 (Ninety Four Million One Hundred and Thirty Thousand Four Hundred and Forty) shares of the Company Common Stock issued to Seller as consideration for the Purchase Price have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and as such are “restricted securities” as defined in SEC Rule 144 and may not be publicly resold other than pursuant to Rule 144 or a similar exemption from registration or qualification provisions of the Securities Act or applicable securities laws, rules and regulations of any state of the United States.  The Seller specifically acknowledges that it has no registration rights to require the Company to register the resale of the Company Common Stock with the SEC.

Sophisticated, Experienced Investor and Non-U.S. Person, Access to Information and Investment Intent

2.A.10

The Seller and its principals are experienced and sophisticated in investment matters, and the Seller and its principals are each “accredited investors” as that term is defined in SEC Rule 501, and each is a “non-U.S. Person” as defined in SEC Regulation S.

2.A.11

The Seller understands the nature of the public trading market risks in unregistered securities and that the shares of the Company Common Stock to be delivered to the Seller as the agreed consideration for the Purchase Price of the Carbon Strategic Stock should be considered to be highly speculative as there is no “established trading market” for such shares and that the actual trading market for such shares is very limited.

2.A.12

The Seller and its principals have had prior access to all reports and registration statements filed by the Company with the SEC that are contained in the Edgar Archives of the SEC, and have had the opportunity to review all such reports and registration statements to their complete satisfaction, and to ask of and receive answers to all questions posed by the Seller to the sole director and executive officer of the Company, to the extent desired.

2.A.13

The Seller is acquiring the Company Common Stock for investment purposes and not with a view of public distribution, and the stock certificate or certificates to

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      7

represent such Company Common Stock to be delivered to the Seller shall contain a customary SEC Rule 144 “restricted” legend.

Solvency

2.A.14

The Seller is “solvent” and able to pay its obligations as they become due.  The Seller, and Carbon Strategic, hereby represent, warrant and covenant to the Company that the statements in the following paragraphs of this Clause 2.B with respect to Carbon Strategic are all true and accurate as of the date hereof and shall be true and accurate as of the Closing, including any of the representations and warranties below that may be applicable to the Seller and the negotiation and the Closing of this Share Purchase Agreement:

Authority and Authorizations

2.B.1

Carbon Strategic is a corporation duly organized and validly existing under the laws of the country of Singapore and has all corporate power or licenses and qualifications necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its Directors, Officers, Managers or otherwise. No consents of any kind are required of Carbon Strategic to authorize the Seller to sell the Carbon Strategic Stock, and no sale of the Carbon Strategic Stock shall have any “Material Adverse Affect” (as defined below) on any of its assets or business, including current and existing contracts or other evidences of ownership respecting the Forestry Assets.

2.B.2

Carbon Strategic is in good standing in all respects in the country of Singapore and in any jurisdiction in which the ownership and leasing of its properties and assets, including the Forestry Assets, or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing will not have a Material Adverse Effect on the ability of the Seller or Carbon Strategic to consummate the transactions contemplated by this Agreement.

2.B.3

Carbon Strategic is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against Carbon Strategic by any person, business, governmental agency or otherwise; and it has not violated any governmental law of any jurisdiction to which it may be subject, including, but not limited to, as applicable, money laundering laws, foreign corrupt practices acts, environmental laws or otherwise, of applicable jurisdictions.  Further, no adverse claims have been made against the Forestry Assets or any current and existing contracts or other evidences of ownership respecting the Forestry Assets.

2.B.4

Carbon Strategic has one class of stock authorized to be issued, ordinary shares, of which one (1) share is issued and outstanding, all referred to herein as the Carbon Strategic Stock; and there are no options, warrants, calls, subscriptions or

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      8

other rights of any kind or nature pursuant to which any other stock of any class of Carbon Strategic could be authorized or will be acquired prior to the Closing.

2.B.5

Carbon Strategic owns all of its assets, including the Forestry Assets described in Schedule A hereto and all current and existing contracts or other evidences of ownership respecting the Forestry Assets, free and clear of any liens or encumbrances whatsoever.

2.B.6

Carbon Strategic is not a party to any contract, lease or agreement, which would subject it to any adverse performance or business obligations that would have a Material Adverse Effect on it or its business, assets or otherwise after the Closing.

2.B.7

Carbon Strategic does not own any real estate or any interests in real estate.

2.B.8

Carbon Strategic is not liable for any taxes, including income, real or personal property taxes, to any foreign government whatsoever, including Singapore.  Carbon Strategic has timely filed all governmental filings or reports required to be filed by it with any governmental agency and all taxes or fees required to be paid by Carbon Strategic in respect of such filings have been paid in full, including in Singapore.  None of such filings are subject to examination by any such governmental authority and Carbon Strategic has not received notice of any intention to require Carbon Strategic to file any additional filings in any jurisdiction to which it may be subject.

2.B.9

Carbon Strategic, to the actual knowledge of its Directors, Officers and Managers, is not in violation of any provision of laws or regulations of any jurisdiction to which it may be subject.

2.B.10

The delivery to the Company of share certificates evidencing the transfer of the Carbon Strategic Stock pursuant to the provisions of this Share Purchase Agreement will transfer to the Seller good and marketable title thereto, free and clear of any liens, encumbrances, restrictions and claims of any kind, and such delivery will not violate any of the provisions of applicable law, including the laws of Singapore or Hong Kong.

2.B.11

All issuances by Carbon Strategic of the Carbon Strategic Stock in past transactions have been legally and validly effected, without violation of any rights, privileges, preferences or laws of any kind or nature whatsoever, and all of such shares of Carbon Strategic Stock are fully paid and non-assessable and not subject to any personal or governmental right or claim that would in any way affect the delivery of such shares to the Company under this Share Purchase Agreement, free and clear of any liens, encumbrances, restrictions and claims of any kind.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      9

2.B.12

There are no shareholders agreements, voting agreements or other similar agreements with respect to Carbon Strategic Stock to which Carbon Strategic or any of its shareholders is a party.

2.B.13

There are no outstanding judgments, liens or any other security interests filed against Carbon Strategic or any of its properties in any jurisdiction, including its Forestry Assets.

2.B.14

Carbon Strategic has no employment contracts or agreements with any of its Directors, Officers or Managers; and Carbon Strategic has no employees or other similar parties.

2.B.14

Carbon Strategic has no insurance or employee benefit plans whatsoever.

2.B.15

Carbon Strategic is not in default under any contract or any other document or agreement, including those related to its Forestry Assets.

2.B.17

Carbon Strategic has no outstanding powers of attorney and no obligations concerning the performance and obligations of the Seller concerning this Share Purchase Agreement.

2.B.18

The execution and delivery of this Share Purchase Agreement, and the subsequent Closing thereof, will not result in the breach by Carbon Strategic of:

(a)

Any agreement, other instrument or otherwise to which it is or has been a party; or

(b)

Carbon Strategic’s Articles of Incorporation or Organization, Bylaws or other charter documents; or

(c)

The laws of any jurisdiction in which it is organized or qualified to do business.

2.B.19

All financial and other information which Carbon Strategic and/or the Seller furnished (including but not limited to the audited financial statements for the fiscal years ended June 30, 2011, 2010, and 2009, and the current and existing contracts or other evidences of ownership respecting the Forestry Assets) or will furnish to the Company, including but not limited to information with regard to Carbon Strategic and/or the Seller since their inception, shall:

(a)

Be true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such;

(b)

Not omit any material fact, required to make any statement made, not misleading; and

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      10

(c)

Present fairly the financial condition of Carbon Strategic as of the dates and for the periods covered thereby.

2.B.20

The representations and warranties herein by the Seller and Carbon Strategic shall be true and correct in all material respects on and as of the Closing hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing.

2.B.21

The representations and warranties made above shall survive the Closing and shall expire for all purposes in the date numerically corresponding to the Closing in the twelfth (12th) month after the Closing with the exception of material changes in the normal course of day to day business.

2.B.22

The Seller has the requisite power and authority to enter into and perform this Share Purchase Agreement and to sell the Carbon Strategic Stock being sold to the Company hereunder by the Seller, and no consent of Carbon Strategic is required or necessary, by charter or applicable law.

2.B.23

The execution, delivery and performance of this Share Purchase Agreement by the Seller and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of the Seller or Carbon Strategic is required.

2.B.24

This Share Purchase Agreement has been duly authorized, executed and delivered by the Seller and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms thereof.

2.B.25

Neither the Seller nor Carbon Strategic has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Share Purchase Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Share Purchase Agreement.

3

Representations and Warranties of the Company

Except as set forth in the Company’s disclosure schedule to be delivered to the Seller on the Closing (the “Company’s Disclosure Schedules”), the Company hereby represents, warrants and covenants to the Seller that the statements in the following paragraphs of this Clause 3 with respect to the Company are all true and accurate as of the date hereof and will be true and accurate as of the Closing:

3.1

The Company is a corporation duly organized and validly existing under the Laws of the State of Colorado and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      11

transactions in the future that may be desired by its Directors or Executive Officers.

3.2

The Company is in good standing with the Secretary of State of Colorado.

3.3

Except as set forth in Clause 3.4, prior to or at the Closing, all of the Company’s outstanding debts and obligations shall be paid off (at no expense or liability to the Seller),and the Company shall provide evidence of such payoff to the Seller’s reasonable satisfaction.  Should the Seller discover any obligation of the Company that was not paid prior to the Closing Date exceeding the amount set forth in Clause 3.4, the Company shall undertake to indemnify the Seller for any and all such liabilities, whether outstanding or contingent at the time of Closing.

3.4

Subject to the Seller’s compliance with Clause 1.5, the Company will have no liabilities at Closing other than short term debts not to exceed US$50,000, which the Seller has agreed to pay at the Closing in accordance with Clause 1.5.

3.5

 The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.6

The Company has one subsidiary, Oak Ridge Nevada, 100% (One Hundred Percent) of the shares of which are or shall be owned by the Company at the Closing, subject to the Seller’s compliance with Clause 1.5.  Oak Ridge Nevada holds all Patents, Intellectual Property and Assets of the Company specifically including the Thin-Film Lithium Battery Technology (hereinafter called “Intellectual Property” and “Intellectual Property Licenses”) that has been previously owned or controlled by the Company.

3.7

The Company will maintain 100% (One Hundred Percent) Ownership and beneficial rights of what Oak Ridge Nevada owns, controls or has influence over in whatsoever manner, including all Patents, Intellectual Property and Assets to the Thin-Film Lithium Battery Technology that have been previously owned or controlled by the Company.

3.8

The Company represents and warrants that at Closing the Company has 100% (One Hundred Percent) ownership and beneficial rights of all Patents, Intellectual Property Rights and Titles to the Thin-Film Lithium Battery Technology that have been previously owned or controlled by the Company and that all said Patents and Intellectual Property Rights and Titles for the Thin-Film Battery Technology are current and valid and will be current and valid for a period of at least six months post-Closing.

3.9

The Company is not a party to any contract, lease or agreement, which would subject it to any performance or business obligations after the Closing.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      12

3.10

The Company does not own any real estate or any interests in real estate.

3.11

The Company is not liable for any taxes, including income, real or personal property taxes, to any governmental or state agencies whatsoever.  The Company has filed all income, real or personal property, sales, use, employment or other governmental tax returns or reports required to be filed by it with any federal, state or other governmental agency and all taxes required to be paid by the Company in respect of such returns have been paid in full.  None of such returns are subject to examination by any such taxing authority and the Company has not received notice of any intention to require the Company to file any additional tax returns in any jurisdiction to which it may be subject.

3.12

The Company, to the actual knowledge of its Directors or Officers, is not in violation of any provision of laws or regulations of federal, state or local governmental authorities and agencies.

3.13

The delivery to the Seller of share certificates evidencing the issuance of 94,130,440 (Ninety Four Million One Hundred and Thirty Thousand Four Hundred and Forty) shares of the Company Common Stock as the consideration or Purchase Price pursuant to the provisions of this Share Purchase Agreement will transfer to the Seller good and marketable title thereto, free and clear of any liens, encumbrances, restrictions and claims of any kind or nature whatsoever, except those applicable to public resale of shares that comprise “restricted securities” under SEC Rule 144.

3.14

There will be no issued and outstanding shares of the Company other than the aggregate of 100,000,000 shares (One Hundred Million Shares) issued and outstanding as of the Closing, comprised of the 94,130,440 shares that are the Purchase Price issuable and payable to the Seller; the 2,869,560 shares of the Company presently outstanding and mostly publicly-held; and the 3,000,000 shares issuable to Mark Meriwether hereunder as outlined in Clause 10.10.

3.15

The Seller, at the Closing, will have full and valid title to the 94,130,440 shares of the Company Common Stock issued to the Seller as the consideration or Purchase Price pursuant to the provisions of this Share Purchase Agreement, and there will be no existing impediment or encumbrance to the sale and transfer of the consideration or Purchase Price and such Company Common Stock to the Seller, except as outlined in Clause 3.13.

3.16

On delivery to the Seller of the consideration or Purchase Price of the 94,130,440 shares of the Company Common Stock, all of such Company Common Stock shall be free and clear of all liens, encumbrances, charges or assessments of any kind, except as outlined in Clause 3.13; such Company Common Stock will be legally and validly issued and fully paid and non-assessable shares of the Company’s common stock; and all such Company Common Stock shall have

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      13

been issued to the Seller under duly authorized resolutions of the Board of Directors of the Company.

3.17

All issuances of the Company of the shares of their common stock in past transactions have been legally and validly effected, without violation of any pre-emptive rights, and all of such shares of common stock are fully paid and non-assessable.

3.18

There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock or, to the knowledge of the Company, any agreements restricting the transfer of outstanding or authorized but unissued common stock.

3.19

There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

3.20

There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

3.21

The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants; and the Company has no employees or other such parties.

3.22

The Company has no insurance or employee benefit plans whatsoever.

3.23

The Company is not in default under any contract, agreement or any other document.

3.24

The Company has no outstanding powers of attorney and no obligations concerning the performance and obligations of the Company concerning this Share Purchase Agreement.

3.25

Subject to the Company’s acquisition of the remaining 10% of the outstanding common stock of Oak Ridge Nevada as contemplated by Clause 1.5, the execution and delivery of this Share Purchase Agreement, and the subsequent Closing thereof, will not result in the breach by the Company of:

(a)

Any agreement or other instrument to which they are or have been a party; or

(b)

The Company’s Articles of Incorporation or Bylaws.

3.26

All financial and other information which the Company or its principals furnished or will furnish to the Seller, including information with regard to the Company

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      14

contained in the SEC Edgar Archives and filed by the Company since its inception:

(a)

Is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such;

(b)

Does not omit any material fact, not misleading; and

(c)

Presents fairly the financial condition of the organization as of the date and for the period covered thereby.

3.27

The common stock of the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and there are no proceedings pending to revoke or terminate such registration.  Since at least the last five (5) years while the Company’s common stock was registered under the Exchange Act, the Company has filed all reports with the SEC required to be filed by the Exchange Act, and all annual or quarterly reports filed during the past 12 months were timely filed.

3.28

The representations and warranties herein by the Company shall be true and correct in all material respects on and as of the Closing hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing.

3.29

The representations and warranties made above shall survive the Closing and shall expire for all purposes in the date numerically corresponding to the Closing in the twelfth (12th) month after the Closing.

3.30

The Company has the requisite power and authority to enter into and perform this Share Purchase Agreement and to purchase the Carbon Strategic Stock being sold to it hereunder by Seller.

3.31

The execution, delivery and performance of this Share Purchase Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of the Company is required.

3.32

This Share Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      15

4

Covenants of the Company

General

From the date of this Share Purchase Agreement and until the Closing, the Company covenants the following:

4.1

To the best of its ability, to preserve intact the current status of the Company as an issuer registered under Section 12(g) of the Exchange Act.

4.2

To furnish Seller with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Seller.

4.3

To not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the other Parties.

4.4

To not amend or change its Articles of Incorporation or Bylaws, or issue any further shares of its US$0.001 par value common stock or create any other class of shares in the Company without the express written consent of the Seller other than to deliver and issue the consideration or Purchase Price of 94,130,440 shares of the Company Common Stock as contemplated herein.

4.5

To not issue any stock options, warrants or other rights or interests in or to its shares which would subject it to any performance or business obligations after the Closing without the express written consent of the Seller.

4.6

To not encumber or mortgage any right or interest in the Shares of the common stock or the consideration or Purchase Price of 94,130,440 shares of the Company Common Stock being delivered and issued to the Seller hereunder, and also to not transfer any rights to such Company Common Stock or such consideration or Purchase Price to any third party whatsoever.

4.7

To not declare any dividend in cash or stock, or any other benefit.

4.8

To not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

4.9

At the Closing, the Company and Oak Ridge Nevada will obtain and submit to the Seller resignations of current officers and Directors and appoint the Directors as nominated by the Seller to the extent outlined in this Share Purchase Agreement.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      16

4.10

To indemnify the Seller against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Seller by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Share Purchase Agreement for a period of one (1) year from the Closing, when these representations and warranties shall expire.

Capitalization of the Company

4.11

At the Closing, there will be no more than 100,000,000 (One Hundred Million) shares of US$0.001 par value common stock outstanding in the Company.

4.12

There are no conversion or exchange privileges, pre-emptive rights, conversion of restricted shares to unrestricted or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company other than have been disclosed to Seller, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.

Government Approval

4.13

The issue and delivery of the Company Common Stock to be delivered and issued by the Company to Seller will be issued with a legend stating the shares have not been registered under the Securities Act and are subject to restrictions on transfer other than pursuant to certain exemptions under the rules and regulations of the SEC or the Securities Act.

Company Reports, Financial Statements, Undisclosed Liabilities

4.14

There are no reports, schedules, forms, certifications, prospectus and registrations, proxy or other statements required to be filed or furnished by Company with the SEC pursuant to law that have not been filed as required by law and the Company warrants that it has been designated as an operational and not a “shell company” for at least the last ten (10) years.

No conflicts

4.15

Neither the Company nor Oak Ridge Nevada is in violation of, in conflict with, in breach of or in default under any term or provision of:

(a)

its Certificate of Incorporation or Bylaws (each as may have been amended, supplemented or restated); and

(b)

any provision of any judgment, writ, injunction, decree or order to which any of them is a party.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      17

Litigation

4.16

There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company or Oak Ridge Nevada that may affect the validity of this Share Purchase Agreement or the right of the Company to enter into this Share Purchase Agreement or to consummate the transactions contemplated hereby.

4.17

There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company or Oak Ridge Nevada, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or Oak Ridge Nevada.

4.18

Neither the Company nor Oak Ridge Nevada is a party or subject to the provisions of any adverse order, writ, injunction, judgment or decree of any court or government agency.

Brokers Fees and Commissions

4.19

Neither the Company nor any of its officers, directors, employees, stockholders, agents or representatives, has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Share Purchase Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Share Purchase Agreement.

Applicable Laws

4.20

The Company and Oak Ridge Nevada have complied in all respects with applicable federal and state laws, rules and regulations applicable to it and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations.

Books and Financial Records

4.21

All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of the Company and Oak Ridge Nevada have been substantially fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each Company.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      18

Minute Books

4.22

The minute books of each of the Company and Oak Ridge Nevada contain a substantially complete summary of all meetings of Directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

Investment Company

4.23

The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Property

4.24

The Company has Intellectual Property and Intellectual Property Licenses held in Oak Ridge Nevada. 100% (One Hundred Percent) of this Intellectual Property, 100% Intellectual Property Licenses and 100% (One Hundred Percent) of the shares of Oak Ridge Nevada will remain the property of the Company at the Closing.

4.25

The Company and Oak Ridge Nevada have no real property or real property leases for which either is bound.

5

Covenants of the Seller and Carbon Strategic

General

From the date of this Share Purchase Agreement and until the Closing, the Seller and Carbon Strategic, covenant the following:

5.1

To the best of its ability, preserve intact the current status of the Seller and Carbon Strategic under the laws of the jurisdiction of organization.

5.2

To furnish the Company with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Company.

5.3

To not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Company.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      19

5.4

To not amend or change their respective Articles of Incorporation or Organization or Bylaws or other charter documents, or issue any further shares or equity of either or create any other class of shares of either without the express written consent of the Company.

5.5

To not issue any stock options, warrants or other rights or interests in or to its shares which would subject it to any performance or business obligations after the Closing without the express written consent of the Company.

5.6

To not encumber or mortgage any right or interest in the Carbon Strategic Stock, and also to not transfer any rights to such Carbon Strategic Stock to any third party whatsoever.

5.7

To not declare any dividend in cash or stock, or any other benefit.

5.8

To not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

5.9

To indemnify the Company against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Company by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Share Purchase Agreement for a period of one (1) year from the Closing, when these representations and warranties shall expire.

Capitalization of the Company

5.10

At the Closing there will be no more than one (1) ordinary share of Carbon Strategic issued and outstanding, which shall comprise the Carbon Strategic Stock being sold hereunder to the Company by the Seller.

5.11

There are no conversion or exchange privileges, pre-emptive rights, conversion of restricted shares to unrestricted or other rights or agreements to purchase or otherwise acquire or issue any securities of Carbon Strategic other than have been disclosed to the Company, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of Carbon Strategic or any instrument or security exercisable or exchangeable for, or convertible into any security of Carbon Strategic.

Government Approval

5.12

The sale and delivery of the Carbon Strategic Stock to be delivered and sold by the Seller to the Company is not subject to any governmental approval in any jurisdiction.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      20

No conflicts

5.13

Neither is in violation of, in conflict with, in breach of or in default under any term or provision of:

(a)

its Certificate of Incorporation or Bylaws (each as may have been amended, supplemented or restated); and

(b)

any provision of any judgment, writ, injunction, decree or order to which any of them is a party.

Litigation

5.14

There is no action, suit, proceeding or investigation pending or, to the best knowledge of either, currently threatened against the Seller or Carbon Strategic that may affect the validity of this Share Purchase Agreement or the right of the Seller to enter into this Share Purchase Agreement or to consummate the transactions contemplated hereby.

5.15

There is no action, suit, proceeding or investigation pending or, to the best knowledge of either, currently threatened against either, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against either.

5.16

Neither is a party or subject to the provisions of any adverse order, writ, injunction, judgment or decree of any court or government agency.

Brokers Fees and Commissions

5.17

Neither the Seller nor Carbon Strategic nor any of their respective officers, directors, employees, stockholders, agents or representatives, have employed any investment banker, broker, or finder in connection with the transactions contemplated by this Share Purchase Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Share Purchase Agreement.

Applicable Laws

5.18

Each has complied in all respects with applicable governmental laws, rules and regulations applicable to it and all shares of capital stock of either have been issued in accordance with all such applicable laws.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      21

Books and Financial Records

5.19

All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each.

Minute Books

5.20

The minute books of each contain a complete summary of all meetings of Directors and stockholders since the time of incorporation of each and reflect all transactions referred to in such minutes accurately in all material respects.

Investment Company

5.21

Neither is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Property

5.22

The Forestry Assets will remain the property of Carbon Strategic at the Closing and all current and existing contracts or other evidences of ownership respecting the Forestry Assets shall be in full force and effect.

5.23

Neither has any real property or real property leases for which it is bound.

5.24

The Seller, and Carbon Strategic, shall fully assist the Company in preparing and filing an 8-K Current Report under Item 5.01(8) as though the Company were a “shell company,” which it is not, so as to require such 8-K Current Report to have what is commonly referred to as the “Form 10 Information” included in such 8-K Current Reports for full disclosure purposes, including the required audited and interim unaudited financial statements of Carbon Strategic, together with unaudited proforma financial statements as required that show the combination of the Company and Carbon Strategic following the closing of the Share Purchase Agreement.

6

Conditions to the Company’s Obligations at the Closing

Subject to the terms hereof, the obligation of the Company to purchase the shares of Carbon Strategic at the Closing is subject to the fulfillment, prior to the Closing, to the satisfaction of the Company, of the following conditions:

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      22

Performance of Obligations

6.1

The Seller shall have performed and complied with all agreements, obligations and conditions contained in this Share Purchase Agreement that are required to be performed or complied with by it on, before or after Closing.

Representations and Warranties

6.2

The representations, warranties and covenants of the Seller and Carbon Strategic contained in Clauses 2A, 2B and Clause 5 hereof shall be true and correct as of such Closing.

6.3

The Seller shall have delivered to the Company at the earlier of November 9, 2012, or at the Closing, the following:

(a)

copies of resolutions of the Seller and its stockholders duly adopting the Share Purchase Agreement and any required other documentation necessary for the Seller to complete its obligations under the Share Purchase Agreement, including but not limited to authorizing its Directors, Officers or Managing Director to execute, deliver and close the SPA, along with consenting resolutions of Carbon Strategic, which consent to the Seller’s execution and delivery of the Share Purchase Agreement;

(b)

a Register of stockholders (or members) and directors of the Seller and Carbon Strategic, which shall be certified by their respective registered agents;

(c)

copies of all Articles of Incorporation, Organization or other charter documents of the Seller and Carbon Strategic as filed with their countries of organization, duly certified by the appropriate country agency, together with certifications of good standing of each;

(d)

a share certificate for the one (1) ordinary share of the Carbon Strategic Stock being acquired hereunder (or such other and additional shares as shall constitute all of the issued and outstanding shares of any class of authorized stock of Carbon Strategic);

(e)

an Officer’s or Director’s Certificate of each of the Seller and Carbon Strategic certifying to the compliance with the representations and warranties by each as contained herein, with the Seller’s Officer’s or Director’s Certificate also covering the representations and warranties made by Carbon Strategic;

(f)

the Seller’s (and Carbon Strategic’s as applicable) Disclosure Schedules; and

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      23

(g)

audited financial statements for Carbon Strategic that conform fully to United States “GAAP” standard, suitable to the Company’s auditors, for the fiscal years ended June 30, 2012 and 2011.

7

Conditions to the Seller’s Obligations at the Closing

Subject to the terms hereof, the obligation of the Company to purchase the shares of Carbon Strategic at Closing is subject to the fulfillment, prior to the Closing, to the satisfaction of the Seller, of the following conditions:

Representations and Warranties

7.1

The representations, warranties and covenants of the Company and Oak Ridge Nevada contained in Clause 3 and Clause 4 hereof shall be true and correct as of such Closing.

7.2

Company shall have delivered to the Seller at Closing the applicable agreed Purchase Price consideration to be satisfied by the issuance and delivery to Seller of 94,130,440 (Ninety Four Million One Hundred and Thirty Thousand Four Hundred and Forty shares of the Company Common Stock and delivered in certificate form.

7.3

The Company shall have delivered to the Seller at the earlier of November 9, 2012, or at the Closing, the following:

(a)

copies of resolutions of the Company’s Board duly adopting the Share Purchase Agreement and any required other documentation necessary for the Company to complete its obligations under the Share Purchase Agreement, including but not limited to authorizing its Directors and Officers to execute, deliver and close the SPA;

(b)

a current list of stockholders the Company, which shall be certified by its transfer agent;

(c)

copies of the Company’s Articles of Incorporation, as amended and as filed with its state of organization, duly certified by the appropriate state agency, together with a certificate of good standing;

 (d)

an Officer’s Certificate certifying to the compliance with the representations and warranties by each as contained herein; and

(f)

The Company’s Disclosure Schedules.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      24

8

RELIANCE ON REPRESENTATIONS AND WARRANTIES

Reliance on Representations and Warranties of Seller and Carbon Strategic

8.1

Notwithstanding any right of the Seller and Carbon Strategic to fully investigate the affairs of the Company, and notwithstanding any knowledge of facts determined or determinable by the Seller and Carbon Strategic pursuant to such investigation or right of investigation, the Seller shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement.

Reliance on Representations and Warranties of the Company

8.2

Notwithstanding any right of the Company to investigate the affairs of the Seller, and notwithstanding any knowledge of facts determined or determinable by the Company pursuant to such investigation or right of investigation, the Company shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Seller and Carbon Strategic contained in this Agreement.

9

TERMINATION AND LIQUIDATED DAMAGES

9.1

In the event that the Closing of this Share Purchase Agreement has not occurred on or before November 9, 2012 (the “Outside Closing Date”), and no material breach of this Agreement by the Party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 9.2 hereof), the Company, on the one hand, and the Seller, on the other hand, shall have the right, at its or their sole option, to terminate this Share Purchase Agreement without liability to the other side.  Such right may be exercised by the Company, on the one hand, and the Seller, on the other hand, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

9.2

The Company may terminate this Agreement by giving notice to the Seller on or prior to the Closing Date, without prejudice to any rights or obligations the Company may have, if the Seller shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or any other agreement to be performed prior to the Closing and such breach shall not be cured within the earlier of the Outside Closing Date and twenty-one (21) days following receipt by the Seller of a notice describing in reasonable detail the nature of such breach.

9.3

The Seller may terminate this Agreement by giving prior written notice to the Company on or prior to the Closing, without prejudice to any rights or obligations the Seller may have, if the Company shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or any

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      25

other agreement to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date and twenty-one (21) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

9.4

Any provision hereof relating to indemnification by one Party of the other; any provision relating to confidentiality; Clauses 9.5, 10.2 and 10.3; any payments made prior to termination under Clause 10.10; Clause 10.13; and Clause 10.24 of this Share Purchase Agreement shall survive termination.

9.5

Any payment authorized by the Seller in writing to be made from the funds that the Seller has been required to deposit in accordance with Clause 1.5 herein after the execution and delivery of this Share Purchase Agreement and prior to the Outside Closing Date or any notice of termination by any Party hereof shall be utilized by the Company in accordance with such written instructions and shall be deemed to be liquidated damages to the Company in the event that the Closing of this Share Purchase Agreement does not occur prior to the Outside Closing Date for any reason other than a substantial and material default of the Company; provided, however, payment or determination of such liquidated damages shall not otherwise affect any rights of the Company against the Seller for any claims hereunder.

10

General Provisions

Successors and Assigns

10.1

The terms and conditions of this Share Purchase Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

Governing Law and Jurisdiction

10.2

This Agreement is to be governed by the laws of the State of Utah and all parties consent and submit to the jurisdiction of the courts of the state of Utah for the resolution of any disputes arising out of this Share Purchase Agreement.

Dispute Resolution

10.3

Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Share Purchase Agreement, or its enforcement, shall be governed by the laws of the State of Utah and enforced in the state or United States courts situated in Salt Lake County, Utah.

10.4

The Seller and the Company hereby irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of the state courts of the State of Utah and of the United States District Court for the Central Division

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      26

in Salt Lake County, Utah, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Share Purchase Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding between them shall be heard and determined in such state courts of the State of Utah, or, to the extent permitted by law, in such United States court.

10.5

Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.6

Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Share Purchase Agreement in any court referred to above.

10.7

Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.8

Each Party to this Share Purchase Agreement irrevocably consents to service of process in the manner provided for notices below.

10.9

Nothing in this Agreement will affect the right of any Party to this Share Purchase Agreement to serve process in any other manner permitted.

Resignation of Old and Appointment of New Board of Directors and Officers

10.10

Mr. Mark Meriwether at Closing shall resign as President and Chief Executive Officer and shall be paid a Termination Employment Agreement Fee of US$150,000 (One Hundred Fifty Thousand United States Dollars) and 3,000,000 (Three Million) restricted common shares with piggy back registration rights at the Closing and shall be appointed as a Non-Executive or “Advisory” Director of Company and shall execute a two (2) year Consulting Agreement with the Company at the Closing for a fee of US$500,000 (Five Hundred Thousand United States Dollars); which such sum and such shares will be paid to Mr. Meriwether in advance on the Closing, from the funds required of the Seller pursuant to Clause 1.5; provided, however, no such payment shall be made to Meriwether later than fifteen days (15) from the execution and delivery of this Share Exchange Agreement; provided, further, that the first proceeds thereof shall first be paid as outlined in Clause 1.5(i), (ii) and (iii); and provided, further, however, all funds and Company common stock issuable to Meriwether on the Closing shall be absolute and non-refundable, regardless of his resignation, termination or dismissal, whatsoever, from such positions or such Consulting Agreement.  During the period that such Consulting Agreement shall remain in full force and

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      27

effect, Meriwether will perform his duties thereunder to the best of his abilities and for the benefit of the Company.

10.11

Mr. Jeffrey Flood shall be appointed as President and Chief Executive Officer of Company and shall execute a one (1) year employment agreement with the Company at the Closing.

10.12

The Company and its Board of Directors shall take such corporate actions required by its Articles of Incorporation and/or Bylaws to:

(a)

appoint the below named persons to their respective positions, to be effective on Closing; and

Name	Position
Mr. Jeffrey John Flood	President & Chief Executive Officer and Director
Mr. Mark Meriwether	Director

(b)

obtain and submit to the Seller, together with all required corporate actions the resignation of any other current members of the Board of Directors, and any and all other corporate officers and check signers as of the Closing.

Disclosure

10.13

The Seller and the Company agree that neither will make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Share Purchase Agreement or the terms and conditions of the transactions contemplated by this Share Purchase Agreement without the prior written consent of the Seller, which consent shall not be unreasonably withheld, and with the understanding that all material terms, together with a copy of this Share Purchase Agreement, shall be required to be filed with the SEC no later than four (4) business days from its execution and delivery.

Notices

10.14

Any notice or other communication required or permitted under this Share Purchase Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      28

(a)

The particulars for delivery of notices for Seller are:

Newmark Investment Limited

Attention: Mr. Hong Jia He, Chief Executive Officer

Address: 801 Pacific House, 20 Queens Road, Central, Hong Kong

Telephone: +61419601459

Email: jflood@carbon-strategic.com

(b)

The particulars for delivery of notices for the Company are:

Attention: Mr Mark Meriwether

Address: 3046 East Brighton Place

Salt lake City, Utah, United States of America, 84121

Telephone: +1-801-201-7635

Email: globalacq@aol.com

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

Parties in Interest

10.15

This Share Purchase Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.

10.16

This Share Purchase Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Entire Agreement

10.17

This Share Purchase Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein.

10.18

This Share Purchase Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

Amendments

10.19

This Share Purchase Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      29

Severability

10.20

In case any provision in this Share Purchase Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

Counterparts

10.21

This Share Purchase Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopy, PDF or facsimile transmission, any one of which shall constitute an original of this Share Purchase Agreement.  When counterparts of copies have been executed by all Parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

Headings

10.22

The headings and captions used in this Share Purchase Agreement are used for convenience only and are not to be considered in construing or interpreting this Share Purchase Agreement.

10.23

All references in this Share Purchase Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

Costs and Expenses

10.24

Except as otherwise provided herein, each Party hereto shall bear its own costs and expenses in connection with the preparation, execution and delivery of this Share Purchase Agreement, further, excluding, however, the Company’s Engagement Letter effective as of August 14, 2012, with its legal counsel, Leonard W. Burningham, Esq., which such Engagement Letter was the subject of a wire of a retainer for fees required thereunder from the Seller, and the Engagement Letter was accepted by the Seller, even though the Seller is not being represented in any respect under such Engagement Letter.

Amendments and Waivers

10.25

Any term of this Share Purchase Agreement may be amended and the observance of any term of this Share Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      30

10.26

No delay or omission to exercise any right, power, or remedy accruing to the Company upon any breach, default or noncompliance of the Company under this Share Purchase Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Share Purchase Agreement, by law, or otherwise afforded to the Company shall be cumulative and not alternative.

Further Assurances

10.27

From and after the Completion Date of this Share Purchase Agreement, upon the request of a Party, the other Party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Share Purchase Agreement.

No Reverse Split

10.28

There shall be no reverse split of the outstanding common stock of the Company, post-Closing, for a period of thirty-six (36) months from the date of the Closing. If there is a reverse split effected by the Company during such period of time, it will have no effect on the shareholdings of persons who were stockholders of the Company prior to the Closing of this Share Exchange Agreement, who, at the effective date of any such reverse split, still own and have continuously owned their respective shares of the Company, provided each such stockholder makes demand upon the Company within forty-five (45) days to issue such additional shares as would be necessary to increase each such stockholder's holdings to an amount of shares equal to the number of shares each such stockholder would have owned had there not been a reverse split. Failing that timely demand to the Company after public notice of any such reverse split, the rights of any stockholder entitled to additional shares in the event of a reverse split under this Clause during such thirty-six (36) month period, shall be void.

Definition of Material Adverse Effect

10.2

“Material Adverse Effect” means, with respect to any entity, a material adverse effect on the business, operations, results of operations or financial condition of such entity taken as a whole, but shall exclude any effect resulting from or relating to (i) general economic conditions or general effects on the industries in which such entity operates, (ii) acts of terrorism or war (whether or not threatened, pending or declared), or (iii) the public announcement of this Share Purchase Agreement or the transactions contemplated hereby.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      31

Execution

This Share Purchase Agreement is executed by all the Parties as an Agreement on the day and year hereinbefore mentioned without any duress or force from any Parties, made in English in two copies, duly stamped and legally binding.

Signed for and on behalf of
NEWMARK INVESTMENT LIMITED (SELLER)
by its duly authorized representative
/s/ Hong Jia He	/s/
Signature of authorized representative	Signature of witness
Mr. Hong Jia He
Chief Executive Officer
Name of authorized representative	Name of witness

Signed for and on behalf of
OAK RIDGE MICRO-ENERGY INC. (PURCHASER/COMPANY)
by its duly authorized representative
/s/ Mark Meriwether	/s/
Signature	Signature of witness
Mr. Mark Meriwether
Director/President
Name	Name of witness

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      32

Signed for and on behalf of
CARBON STRATEGIC PTE LTD
by its duly authorized representative
/s/ Jeffrey Flood	/s/
Signature of authorized representative	Signature of witness
Mr. Jeffrey Flood
Managing Director
Name of authorized representative	Name of witness

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      33

Schedule A

Carbon Strategic Pte Ltd – Forestry Assets

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      34

Forestry Assets of the Seller

This is a list of the contracted REDD Carbon Projects that are the Forest Assets of the Seller and upon which the Valuation was completed.

Initial (Seller) ____/s/______        Initial (Carbon Strategic) __/s/________       Initial (Company) ___/s/_____      35